Exhibit 23.1








            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 28, 1999, included in this Form 11-K, into Devon Energy Corporation's previously filed Registration Statements File No. 333-32214, 333-85553, and 333-85211.



                             ARTHUR ANDERSEN LLP

Houston, Texas
July 10, 2000
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